                                                                 Exhibit 10(g)


                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT ("Agreement") dated as of May 7, 2004, by and among each of the entities listed on the attached Schedule A (each a "Seller," and together the "Sellers"), and TXU Corp., a Texas corporation (the "Purchaser").

                                  INTRODUCTION

         Each Seller is a holder of Corporate Units issued by the Purchaser with a stated amount of $50, consisting of a purchase contract to purchase shares of the Purchaser's common stock, $25 principal amount of Purchaser's Series K Senior Notes due November 16, 2006 (the "Series K Notes"), and $25 principal amount of Purchaser's Series L Senior Notes due November 16, 2007 (the "Series L Notes"). The Corporate Units are listed on the New York Stock Exchange under the symbol "TXU Prc" and trade through the book-entry facilities of The Depository Trust Company ("DTC"). The Corporate Units are referred to in this Agreement as "Units."

         Each Seller proposes to (i) sell, assign, and transfer its Units to the Purchaser in accordance with the terms and subject to the conditions set forth in this Agreement and (ii) settle certain claims as more fully set forth herein.

         The Purchaser proposes to purchase, acquire, and accept each Seller's Units in accordance with the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                SALE AND PURCHASE

         SECTION 1.1       Sale and Purchase of Units.

           (a) Subject to the terms and conditions set forth herein, each Seller hereby severally agrees to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser hereby agrees to purchase, acquire, and accept, all of each Seller's Units for an aggregate purchase price of $47.75 per Unit, inclusive of accrued and unpaid interest and contract adjustment payments thereon (the "Purchase Price"), with each Seller receiving an aggregate Purchase Price set forth on the attached Schedule A.

           (b) Subject to the terms and conditions of this Agreement, the sale and purchase of the Units contemplated by this Agreement shall take place in the manner set forth in this Article I.

           (c) Commencing on May 7, 2004, each Seller shall deliver, or cause to be delivered, to the securities account designated by the Purchaser and referred to in the attached Schedule B, security entitlements to the total aggregate number of Units set forth in respect of such Seller on the attached Schedule A. Delivery of such security entitlements shall be made in accordance with the standard operating procedures of DTC's book entry system. Unless the parties otherwise agree, delivery will be made in accordance with the delivery versus payment method. In accordance with such method of delivery, Purchaser shall cause the payment of the Purchase Price in respect of the number of Units so delivered at any time to be paid to the applicable Seller concurrently with delivery of such Seller's Units. The "Closing" or "Closings" with respect to the Sellers' Units shall be deemed to take place, as to the number of Units so delivered, upon the occurrence of such delivery and payment.

           (d) Each Seller shall deliver security entitlements as set forth above in subsection (c) as such securities become available for delivery upon payment. Deliveries may be made from time-to-time, and at any time prior to the close of business on May 14, 2004. Deliveries may not be made by a Seller in excess of the aggregate number of Units set forth in respect of such Seller on Schedule A.

           (e) Not later than May 14, 2004, the Purchaser shall deliver, or cause to be delivered, to the respective Sellers, a receipt executed by an authorized representative evidencing receipt of the aggregate number of Units sold by such Sellers, and each Seller shall deliver, or cause to be delivered, to the Purchaser, a receipt executed by an authorized representative evidencing receipt of the total aggregate Purchase Price for such Seller.

         SECTION 1.2 Assignment of Other Rights. Effective upon the Closing, each Seller hereby assigns, transfers, conveys and delivers to the Purchaser, and the Purchaser hereby accepts such assignment, transfer, conveyance and delivery of, any and all rights that each Seller may have under and in accordance with the Purchase Contract Agreement dated as of October 1, 2001 between the Purchaser and The Bank of New York, as supplemented and amended
(the "Purchase Contract Agreement"), the Indenture dated as of October 1, 2001 between the Purchaser and The Bank of New York, as supplemented and amended, the Pledge Agreement dated as of October 1, 2001 between the Purchaser, The Chase Manhatten Bank and The Bank of New York, as supplemented and amended (the "Pledge Agreement"), and any other agreement or document that defines the rights and privileges of the Unit holders (collectively, the "Operative Documents," in each case as such Operative Documents relate to Units sold by such Seller).

         SECTION 1.3 Acknowledgment of Sellers. Each Seller hereby severally and expressly acknowledges and agrees from and after the Closing and after giving effect to the transactions set forth herein that such Seller shall have no further rights with respect to the Units sold by it and the Operative Documents with regard to such Units, except rights set forth in this Agreement.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

         Each Seller severally (and not jointly) represents and warrants to the Purchaser as follows:

         SECTION 2.1 Authority; Validity. Such Seller has all requisite power and authority to execute, deliver, and perform this Agreement. The execution and delivery of this Agreement by such Seller, the performance by it of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by such Seller, and (assuming due authorization, execution, and delivery by the Purchaser), this Agreement constitutes a legal, valid, and binding obligation of such Seller, enforceable against such Seller, in accordance with its terms.

         SECTION 2.2 Ownership Interest. Such Seller is the owner of the Units listed on Schedule A set forth opposite its name, and, upon the Closing, such Units will be free and clear of all Claims (other than the Claim contemplated by the Pledge Agreement). For purposes of this Agreement, "Claims" shall mean any security interest, pledge, hypothecation, mortgage, lien (including, without limitation, tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         SECTION 2.3 Transfer of Interest. Upon consummation of the transactions contemplated by this Agreement, such Seller will transfer good and marketable title to its Units to the Purchaser, free and clear of all Claims (other than the Claim contemplated by the Pledge Agreement and any Claims created by or through the Purchaser or its affiliates).

         SECTION 2.4 No Conflicts; Consents. The execution, delivery, and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby do not and will not (i) violate, conflict with, or result in a breach of any provision of the articles or certificate of incorporation or by-laws or the certificate of formation or limited liability company agreement (or similar organizational documents) of such Seller,
(ii) conflict with or result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any note, bond, lease, mortgage, indenture, permit, agreement, or other instrument or obligation to which such Seller is a party, or by which such Seller or any of its properties or assets may be bound or affected,
(iii) conflict with or violate any statute, ordinance, law, rule, regulation, or governmental order applicable to such Seller or its properties or assets, or (iv) result in the creation or imposition of any Claim upon any property or assets used or held by such Seller. No waiver, consent, or approval by, any notification or filing with, or any other action by, any Person is required in connection with the execution, delivery, and performance by the Seller of this Agreement or the consummation of the transactions contemplated hereby.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Sellers as follows:

         SECTION 3.1 Existence and Power. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver, and perform this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby.

         SECTION 3.2 Authority; Validity. The execution and delivery of this Agreement by the Purchaser, the performance by it of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution, and delivery by the Sellers) this Agreement constitutes a legal, valid, and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

         SECTION 3.3 No Conflicts; Consents. The execution, delivery, and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby do not and will not (i) violate, conflict with, or result in a breach of any provision of the articles of incorporation or by-laws of the Purchaser, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any note, bond, lease, mortgage, indenture, permit, agreement, or other instrument or obligation to which the Purchaser is a party, or by which the Purchaser or any of its properties or assets may be bound or affected, (iii) conflict with or violate any statute, ordinance, law, rule, regulation, or governmental order applicable to the Purchaser or its properties or assets, or (iv) result in the creation or imposition of any Claim upon any property or assets used or held by the Purchaser. No waiver, consent, or approval by, any notification or filing with, or any other action by, any Person is required in connection with the execution, delivery, and performance by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                              SETTLEMENT AGREEMENT

         SECTION 4.1 Settlement Agreement. There is currently pending in the Supreme Court of State of New York County of New York, a suit styled Aspen Partners - Series A, of Aspen Capital Partners, L.P., Deephaven Risk ARB Trading Ltd, JMG Capital Partners L.P., Pacific Asset Management, L.P., St. Albans Partners Ltd., Yield Strategies Fund I, L.P., and Yield Strategies Fund II, L.P vs. TXU Corp.; Index No. 03/603184 (the "Litigation") which includes claims by Sellers that an event of default and event of termination have occurred under the terms of the contracts which govern the rights of the parties concerning the Units.

         SECTION 4.2 Dismissal of the Litigation. The parties recognize and agree that this Agreement is entered into in order to effect a full settlement of all claims asserted by the Sellers in the Litigation against Purchaser and the parties agree that, in connection with this settlement, they will jointly file with the Court having jurisdiction over the Litigation appropriate pleadings in order to dismiss the Litigation with prejudice, with the order of dismissal to provide that costs of court will be taxed against the party incurring the same and the parties will bear their own attorney's fees.

         SECTION 4.3 Release of Purchaser. Except for claims arising out of a breach of this Agreement, each Seller, for and on behalf of itself and its successors and assigns and any and all persons or entities claiming by, through or under it, hereby RELEASES, DISCHARGES AND ACQUITS, forever and for all purposes, Purchaser, and Purchaser's affiliated entities, including their agents, employees, officers, directors, shareholders, partners, insurers, attorneys, legal representatives, successors and assigns, from and against any and all liability, and all claims, which such Seller now has, has had or may have, and all past, present, and future actions, causes of action, claims, demands, damages, costs, expenses, compensation, and losses (and including attorneys' fees) of any kind or nature whatsoever, or however described, whether known or unknown, fixed or contingent, in law or in equity, whether asserted or unasserted, whether in tort or contract, whether now existing or accruing in the future, arising out of or related to the purchase, sale or ownership of the Units sold by such Seller and any and all claims that were alleged or that could have been alleged against Purchaser and such affiliates in the Litigation.

         SECTION 4.4 Release of Sellers. Except for claims arising out of a breach of this Agreement, Purchaser, for and on behalf of itself and its successors and assigns and any and all persons or entities claiming by, through or under it, hereby RELEASES, DISCHARGES AND ACQUITS, forever and for all purposes, each Seller, including their agents, employees, officers, directors, shareholders, partners, insurers, attorneys, legal representatives, successors and assigns, from and against any and all liability, and all claims, which Purchaser now has, has had or may have, and all past, present, and future actions, causes of action, claims, demands, damages, costs, expenses, compensation, and losses (and including attorneys' fees) of any kind or nature whatsoever, or however described, whether known or unknown, fixed or contingent, in law or in equity, whether asserted or unasserted, whether in tort or contract, whether now existing or accruing in the future, arising out of or related to any obligations of Seller to purchase common stock of Purchaser pursuant to the terms of the Units listed in Schedule A and sold to Purchaser pursuant to this Agreement, any claims related to Seller's purchase, sale or ownership of the Units and any and all claims that were alleged or that could have been alleged against Sellers in the Litigation.

                                   ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1 Further Assurances. Each of the parties hereto shall execute such other documents and instruments of transfer or assignment and do such other acts or things as may be reasonably required or desirable to carry out the intent of the parties hereunder and the provisions of this Agreement and the transactions contemplated hereby.

         SECTION 5.2 Notices, etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered in person or by courier service, with written receipt of acceptance returned to sender, or via certified or registered mail, return receipt requested (postage and charges prepaid), or by telecopier to each of the parties at the address or telecopier number as shall be designated by a party in a written notice to the other parties. All such notices and communications shall, when mailed or telecopied, be effective when received at the relevant address. Telecopied communications must be followed by a hard copy sent by registered or certified mail, postage and charges prepaid.

         SECTION 5.3 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision or term contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision or term of this Agreement.

         SECTION 5.4 Costs and Expenses. Each party hereto agrees to pay its own costs and expenses with respect to the transactions contemplated by this Agreement.

         SECTION 5.5 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and assigns and nothing herein, express or implied, shall give or be construed to give any Person other than the parties hereto and such successors and assigns any legal or equitable rights hereunder.

         SECTION 5.6 Governing Law/Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of the City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-names courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

         SECTION 5.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and, when taken together, shall constitute one agreement.

         SECTION 5.8 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 5.9 Joint and Several Obligations. The obligations of the respective Sellers set forth herein, including obligations in respect of their representations and warranties, are several and not joint.

                      [Signatures follow on separate pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         SELLERS:

                                  ASPEN PARTNERS-SERIES A, OF
                                       ASPEN CAPITAL PARTNERS, L.P.


                                  By:  /s/ Nikos Hecht
                                      ----------------------------------------
                                  Name:  Nikos Hecht
                                  Title:
                                         -------------------------------------


                                  DEEPHAVEN RISK ARB TRADING LTD


                                  By:  /s/ Matthew C. Halbower
                                      ----------------------------------------
                                  Name:   Matthew C. Halbower
                                  Title:
                                         -------------------------------------


                                  JMG CAPITAL PARTNERS L.P.


                                  By: /s/  Jonathan Glaser
                                     -----------------------------------------
                                  Name:  Jonathan Glaser
                                  Title:
                                         -------------------------------------


                                  PACIFIC ASSET MANAGEMENT L.L.C.


                                  By:  /s/ Jonathan Glaser
                                     -----------------------------------------
                                  Name:  Jonathan Glaser
                                  Title:
                                         -------------------------------------
                                  *On its own behalf and on behalf of
                                     JMG Triton Offshore Fund, Ltd.


                                  CAMDEN ASSET MANAGEMENT, L.P.


                                  By:  /s/ John Wagner
                                     -----------------------------------------
                                  Name:   John Wagner
                                  Title:
                                         -------------------------------------

                                  ST. ALBANS PARTNERS, LTD.


                                  By:  /s/  John Wagner
                                     -----------------------------------------
                                  Name:   John Wagner
                                  Title:
                                         -------------------------------------


                                  YIELD STRATEGIES FUND I, L.P.


                                  By:  /s/ John Wagner
                                     -----------------------------------------
                                  Name:   John Wagner
                                  Title:  Partner and Co-CIO


                                  YIELD STRATEGIES FUND II, L.P.


                                  By:  /s/  John Wagner
                                     -----------------------------------------
                                  Name:   John Wagner
                                  Title:  Partner and Co-CIO

                         PURCHASER:

                                  TXU CORP.


                                  By:  /s/ Kirk R. Oliver
                                      ----------------------------------------
                                  Name:    Kirk R. Oliver
                                  Title:   Treasurer & Assistant Secretary

                                   SCHEDULE A

                                 Seller            Number of Units       Purchase Price
-----------------------------------------------    ---------------    ------------------
Aspen Partners - Series A, of                           1,460,800     $  69,753,200.00
     Aspen Capital Partners, L.P.

Deephaven Risk Arb Trading Ltd.                         3,564,015     $ 170,181,716.25

JMG Capital Partners, L.P.                                186,950     $   8,926,862.50

JMG Triton Offshore Fund, Ltd.                            186,950     $   8,926,862.50

Accounts managed by                                     1,763,200     $  84,192,800.00
     Camden Asset Management, L.P.

St. Albans Partners Ltd.                                  658,000     $  31,419,500.00

Yield Strategies Fund I, L.P.                             321,000     $  15,327,750.00

Yield Strategies Fund II, L.P.                            325,800     $  15,556,950.00
                                                 ----------------     ----------------

   Total                                                8,466,715     $ 404,285,641.25


                                   Schedule B

The Bank of New York
DTC No. 901
Agent No. 26500
Institution ID No. 26657
A/C No. 072635
Re: TXU Corp.

Contact:  Mr. Remo Reale (212.815.2492)